Exhibit 10.6

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) dated as of March 16, 2016, is entered into by and among Guaranty Bancorp, a Delaware corporation (“Guaranty”), and each of the shareholders of Home State Bancorp, a Colorado corporation (the “Company”) identified in Exhibit A to this Agreement (each, a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, in order to induce Guaranty to enter into that certain Agreement and Plan of Reorganization, dated as of the date hereof, with the Company (as amended from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement), Guaranty has required that each Shareholder enter into this Agreement;

WHEREAS, pursuant to the Merger Agreement, the Company shall be merged with and into Guaranty (the “Merger”) and, at the Effective Time of the Merger, each outstanding share of Company Stock shall be converted into the right to receive the Per Share Merger Consideration or the KSOP Cash Consideration, as applicable, on the terms and conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder beneficially owns the number of shares of Company Stock (“Shares”) set forth opposite his, her or its name on Exhibit A to this Agreement; and

WHEREAS, each Shareholder wishes to vote in favor of the approval of the Merger Agreement and any actions related thereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and intending to be legally bound, the parties agree as follows:

ARTICLE 1
VOTING AGREEMENT

Section 1.01.  Consent to Support the Merger; Voting Agreement.  Each Shareholder hereby agrees (a) with respect to all Shares that the Shareholder is entitled to vote at the time of any relevant vote or action by written consent, to vote or exercise its right to consent to approve the Merger Agreement and any actions related thereto; and (b) that it will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal or any action or transaction in furtherance thereof; (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company; or (iii) corporate action the consummation of which is intended to, or would reasonably be expected to, materially frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement; provided, however, that the Shareholder will not be required to vote in favor of the Merger Agreement or in any other manner required pursuant to this Section 1.01 (nor will the irrevocable proxy apply), if, without the written consent of the Shareholder, there has been an amendment to the Merger Agreement that reduces the amount of consideration or the form of consideration to be received by such Shareholder or adversely affects the tax consequences of such Shareholder’s receipt of consideration under the Merger Agreement in its present form.

Section 1.02.  Irrevocable Proxy.  Each Shareholder hereby revokes any and all previous proxies granted with respect to the Shares.  By entering into this Agreement, each Shareholder hereby irrevocably grants a proxy appointing Guaranty as the Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power only in the manner contemplated by Section 1.01 above.  Each Shareholder hereby acknowledges and agrees that (a) such proxy (i) is coupled with an interest; (ii) constitutes, among other things, an inducement for Guaranty to enter into the Merger Agreement; (iii) is irrevocable; and (iv) shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than on termination of this Agreement as provided in Section 4.03(c) hereof); and (b) that no subsequent proxies with respect to the Shares shall be given with respect to the matters contemplated by Section 1.01 above (and if given shall not be effective).

Section 1.03.  Other Capacities.  If any Shareholder is an officer or director of the Company, nothing in this Agreement shall be deemed to apply to, or to limit in any manner, the discretion of such Shareholder with respect to any action to be taken (or omitted) by such Shareholder in his or her fiduciary capacity as an officer or director of the Company; provided that the obligations, covenants and agreements of such Shareholder contained in this Agreement are separate and apart from such Shareholder’s fiduciary duties as an officer or director of the Company, and any fiduciary obligation that such Shareholder may have as a director or officer of the Company shall not countermand the obligations, covenants and agreements of such Shareholder, in his or her capacity as a shareholder of the Company, contained in this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each Shareholder represents and warrants to Guaranty that, as of the date hereof and as of the Effective Time:

Section 2.01.  Organization; Authorization.  If the Shareholder is not a natural person, the Shareholder is a trust that has been duly formed and is validly existing under the laws of its jurisdiction of formation.  The execution, delivery and performance by the Shareholder of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby are within the powers of the Shareholder and have been duly authorized by all necessary action.  If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.  This Agreement constitutes a valid and binding Agreement of such Shareholder and such Shareholder’s spouse, if the Shares constitute community property, and is enforceable against such Shareholder (and such Shareholder’s spouse if applicable) in accordance with its terms.

Section 2.02.  Noncontravention.  The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) in the case of a Shareholder that is not an individual, violate the instrument of trust or other governing documents of such Shareholder; (b) violate any Applicable Law; (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Shareholder or any such Shareholder’s Affiliates is entitled under any provision of any agreement or other instrument binding on Shareholder or any such Shareholder’s Affiliates; or (d) result in the imposition of any Lien on any Shares of such Shareholder or any such Shareholder’s Affiliates.

Section 2.03.  Governmental Authorization.  The execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby do not and will not require any action by or in respect of, or filing with, any Governmental Authority or any other Person.

Section 2.04.  Litigation.  There is no action, suit, investigation or proceeding pending against or, to such Shareholder’s knowledge, threatened against or affecting such Shareholder which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

Section 2.05.  Informed Consent.  Each Shareholder (a) has received and reviewed a copy of this Agreement, the Merger Agreement and the exhibits thereto; (b) has been given the opportunity to ask such questions of the Company and its representatives, and obtain such information from the Company, as such Shareholder wishes to so ask or obtain; and (c) has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Section 2.06.  Ownership of Shares.  Such Shareholder is the record and beneficial owner of his, her or its Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares).  None of such Shareholder’s Shares is subject to any voting trust or other agreement or arrangement with respect to the voting or disposition of such Shares.

Section 2.07.  Total Shares.  Except as set forth opposite such Shareholder’s name in Exhibit A to this Agreement, such Shareholder does not beneficially own any (a) shares of capital stock or voting securities of the Company or any Subsidiary of the Company; (b) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or any Subsidiary of the Company, as applicable; or (c) options or other rights to acquire from the Company or any Subsidiary of the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any Subsidiary of the Company, as applicable.  For the avoidance of doubt, “Shares,” as used in this Agreement, shall include all shares of the Company Stock that the Shareholder owns of record or beneficially and has the power to vote as of the date of this Agreement and all shares of Company Stock of which the Shareholder acquires record or beneficial ownership (and the power to vote) after the date hereof and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance, or as a successor-in-interest in any capacity or otherwise.

Section 2.08.  Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Guaranty, the Company or any Subsidiary of the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.

Section 2.09.  Residence.  If the Shareholder is an individual, then such Shareholder’s residence is set forth opposite such Shareholder’s name in Exhibit A hereto.  If the Shareholder is not an individual, then such Shareholder’s location in which it is based is set forth opposite such Shareholder’s name on Exhibit A hereto.

ARTICLE 3
COVENANTS OF SHAREHOLDERS

Each Shareholder hereby covenants and agrees that:

Section 3.01.  No Proxies for or Encumbrances on Shares.  Except pursuant to the terms of this Agreement, such Shareholder shall not, without the prior written consent of Guaranty, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares; or (b) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement.  Shareholder shall not seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding and agrees to notify Guaranty promptly, and to provide all details requested by Guaranty, if Shareholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

Section 3.02.  Other Offers.  Such Shareholder shall not, directly or indirectly, and shall not authorize any other person to (a) take any action to solicit or initiate any Acquisition Proposal; (b) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, an Acquisition Proposal or has agreed to endorse an Acquisition Proposal; or (c) enter into any agreement relating to an Acquisition Proposal.  Such Shareholder will promptly notify Guaranty after receipt of an Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, an Acquisition Proposal and will keep Guaranty fully informed of the status and details of any such Acquisition Proposal, indication or request.

Section 3.03.  Dissenters’ Rights.  The Shareholder agrees not to exercise any rights to dissent or demand payment of fair value or appraisal of the Shares, under Applicable Law (including under Section 7-113-101, et seq., of the CBCA), if applicable, which may arise with respect to the Merger.

Section 3.04.  Disclosure.  The Shareholder hereby authorizes Guaranty and the Company to publish and disclose in any filing with the Securities and Exchange Commission or any other Governmental Authority in connection with the Merger the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligations under this Agreement.

ARTICLE 4
MISCELLANEOUS

Section 4.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission but not electronic mail) and shall be given:

if to Guaranty, to:

Guaranty Bancorp

1331 Seventeenth Street, Suite 200

Denver, CO  80202

Attention:  Paul W. Taylor, President and Chief Executive Officer

With a copy to:

Bieging Shapiro & Barber LLP

4582 South Ulster Street Parkway, Suite 1650

Denver, CO  80237

Attention:  Christian E. Otteson

if to a Shareholder, to the address set forth for such Person on Exhibit A,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the third succeeding Business Day in the place of receipt.

Section 4.02.  Further Assurances.  Each Shareholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments, and use his, her or its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement.

Section 4.03.  Amendments and Waivers; Termination.

(a)                       Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)                       No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)                        This Agreement shall terminate and be of no further force and effect upon the earlier to occur of (i) the Effective Time; or (ii) the termination of the Merger Agreement in accordance with its terms.  Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement.

Section 4.04.  Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.05.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Guaranty may transfer or assign its rights and obligations to any Affiliate of Guaranty; provided, however, that no assignment by Guaranty shall relieve Guaranty of its obligations under this Agreement.

Section 4.06.  Governing Law.  All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Colorado, without taking into account provisions regarding choice of law.

Section 4.07.  Jurisdiction; Venue.  In any action or proceeding between any of the parties arising out of or relating to this Agreement, each party:  (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Colorado or the United States District Court for the District of Colorado; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 4.07; (c) waives any objection to laying venue in any such action or proceeding in such courts; and (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

Section 4.08.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.09.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 4.10.  Entire Agreement.  This Agreement (and the Merger Agreement with respect to the Company and Guaranty) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and the other Transaction Documents.

Section 4.11.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.12.  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled (without the requirement to post bond) to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 4.13.                          Individual Obligations.  Each of the Shareholders makes the representations, warranties and agreements contained herein individually and not jointly with any other Shareholder.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GUARANTY:

GUARANTY BANCORP

By:
Name: Paul W. Taylor
Title: President & Chief Executive Officer

SHAREHOLDERS:

[If Shareholder is a trust]:

(Trust Name)

By:
Name:
Title: Trustee

[If Shareholder is an individual]:

Name:

[Signature Page to Voting and Support Agreement]

Exhibit A

Shareholder	Address	Total Number of Shares